UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2014, Horizon Technology Finance Corporation (the “Company”) and its registered investment advisor, Horizon Technology Finance Management LLC (the “Advisor”), renewed the Investment Management Agreement dated October 28, 2010 (the “Advisory Agreement”), by and between the Company and the Advisor, and amended the Advisory Agreement, effective July 1, 2014. The amendments to the Advisory Agreement (i) remove cash and cash equivalents from gross assets when calculating the base management fee payable to the Advisor under Section 3(a) of the Advisory Agreement and (ii) place a fee cap and deferral mechanism on part one of the incentive fee payable to the Advisor under Section 3(b)(i) of the Advisory Agreement.

Each of the Company and the Advisor has concluded that the amendments to the Advisory Agreement will not result in any increase in fees which would otherwise have been owed to the Advisor under the Advisory Agreement.

The description above is only a summary of the material provisions of the amendments to the Advisory Agreement and is qualified in its entirety by reference to the form of Amended and Restated Investment Management Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and by this reference incorporated herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibit.

10.1	Form of Amended and Restated Investment Management Agreement dated as of October 28, 2010 and amended effective July 1, 2014, by and between Horizon Technology Finance Corporation and Horizon Technology Finance Management LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Investment Management Agreement dated as of October 28, 2010 and amended effective July 1, 2014